EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bancorp 34, Inc. of our report dated March 22, 2017 relating to the consolidated financial statements of Bancorp 34, Inc., appearing in the Annual Report on Form 10-K, for the year ended December 31, 2016.

Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas

January 2, 2018